                                                                   Exhibit 10.12

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[ * ] = Information redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.
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November 17, 2000

                          STRATEGIC ALLIANCE AGREEMENT

The terms contained herein, along with the attachments and exhibits constitute an agreement ("Agreement") made this 17th day of November, 2000, (the "Effective Date") between Riverstone Networks, Inc., a Delaware corporation with its principal place of business at 5200 Great America Parkway, Santa Clara, CA 95054, U.S.A., and its subsidiaries (collectively "Riverstone") and Tellabs Operations, Inc., a Delaware corporation, with its principal place of business at 4951 Indiana Ave., Lisle, Illinois 60532 and its Affiliates (collectively "Tellabs").


1.  DEFINITIONS:

1.1. AFFILIATES shall mean an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Party specified.

1.2. END USER shall mean the ultimate customer that purchases Products for its internal use, or for use in a network which provides services to others, from Tellabs or a Reseller.

1.3. BUSINESS DAYS shall mean week days excluding the United States holidays of Martin Luther King Day, Presidents' Day, Memorial Day, Labor Day, Columbus Day and Thanksgiving Day and the days of January 1st, July 4th and December 25th when those days are on or are celebrated on weekdays.

1.4.  EXHIBITS to this Agreement are:

      Exhibit A    Products & Prices
      Exhibit B    Re-branding Specifications
      Exhibit C    Minimum Purchase Obligations
      Exhibit D    Technical Support Guidelines
      Exhibit E    Software License Terms
      Exhibit F    Initial Product Roadmap
      Exhibit G    Process for Modifications

1.5. INTELLECTUAL PROPERTY RIGHTS shall mean all patents, copyrights, trademarks, trade secrets, mask works and other intellectual property rights relating to a Product.

1.6. LICENSED SOFTWARE shall mean Riverstone software, together with related documentation and media that is supplied separately from a hardware Product.

1.7. TELLABS BRANDS shall mean the trademarks, tradenames, brands or other product designations that are owned or licensed by Tellabs and under which Tellabs will resell Products.

1.8. ORDERS shall mean purchase orders for Products submitted to Riverstone by Tellabs under the terms of this Agreement.

1.9.  PARTIES shall mean Riverstone and Tellabs.

1.10. PRODUCTS shall mean the re-branded Riverstone hardware products and Software that are listed on Exhibit A to this Agreement, and shall also include any enhancements thereto or replacements or functional equivalents thereof which are developed by Riverstone. Riverstone products other than the Products will be made available to Tellabs for sale under a separate reseller agreement.

1.11. PRODUCT SPECIFICATIONS shall mean Riverstone's published specifications for the Products current on the date Riverstone accepts Tellabs' Order and any additional specifications agreed to by the Parties in writing.

1.12. RESELLERS shall mean entities authorized by Tellabs to resell Products.

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1.13. RETURN MATERIAL AUTHORIZATION OR "RMA" shall have the meaning set forth in Section 8.3.2.

1.14. SOFTWARE shall mean Licensed Software and software (firmware) incorporated in hardware Products.

1.15. SOFTWARE UPGRADES shall mean new versions of Software with enhanced features or performance characteristics.

1.16. SOFTWARE UPDATES shall mean bug fixes, corrections or other modifications to Software which do not add enhanced features or performance characteristics.

1.17. TERRITORY - Unless otherwise specified or agreed by the Parties, the Territory is worldwide.

1.18. WARRANTY PERIOD - Unless otherwise agreed by the Parties, the Warranty Period shall be [ * ] from the date the Product is delivered to the End User.

2.  RELATIONSHIP:

2.1 APPOINTMENT - Riverstone appoints Tellabs as a non-exclusive reseller of the Products to be resold under Tellabs Brands to End Users and Resellers under the terms of this Agreement. The Products eligible for purchase and resale or license by Tellabs under this Agreement are listed on Exhibit A.

2.2 RELATIONSHIP REVIEWS - Riverstone and Tellabs will conduct reviews of their relationship and performance under this Agreement at least twice during each year following the Effective Date. These reviews will consider, among other things, new products, Product Specifications, and Tellabs' Product forecasts, purchases and payments under this Agreement.

3.  TELLABS RESPONSIBILITIES:

3.1. Product Forecasts - On or before ninety (90) days after the Effective Date and during the first week of each calendar month thereafter, Tellabs shall provide Riverstone with a forecast of Tellabs' expected demand for each Product to be purchased and delivered during each month of the subsequent twelve (12) month period.

3.2 FIRM ORDERS - The Product forecasts for the first three (3) months of each twelve (12) month period shall constitute firm Orders for Products under this Agreement.

3.3 EXCESS INVENTORY - Tellabs agrees to purchase from Riverstone all inventory, including work-in-progress and finished goods, reasonably purchased by Riverstone pursuant to Tellabs firm Orders as defined in
      Section 3.2 which are held by Riverstone for at least [ * ] and which Riverstone has not been able to use in other products or which Riverstone does not reasonably foresee using in Tellabs's products within the next [
      * ]. Riverstone agrees to use reasonable efforts to use any excess inventory in its other products, including but not limited to the Products under this Agreement.

3.4 MINIMUM PURCHASE REQUIREMENTS - Subject to the terms of Exhibit F hereof, Tellabs agrees to purchase and shall submit Orders to meet the minimum Product purchase requirements for each quarter following the Effective Date, as reflected in Exhibit C to this Agreement, subject to Section 3.5 below.

3.5 FAILURE TO MEET MINIMUM PURCHASE REQUIREMENTS - Subject to the terms of Exhibit F hereof, within thirty (30) days after the end of each quarter in which Tellabs fails to meet the minimum purchase requirement, Tellabs shall [ * ] during such quarter, with the following exceptions: (i) [ * ] will be due in the first quarter in which Tellabs fails to meet the minimum, if Tellabs exceeds the minimum volume commitment in the next quarter by [ * ]; (ii) if Tellabs exceeds the minimum purchases in any quarters, [ * ] can be applied to meet up to [ * ]; and (iii) if Tellabs misses the minimum volume commitment in a quarter [ * ] up to [ * ] may be [ * ]. "Actual purchases" shall mean all accepted Orders for shipment during the indicated quarter ( whether or not actually shipped by Riverstone). The penalties set forth in this Section 3.5 shall be Riverstone's sole remedies for Tellabs' failure to meet the minimum purchase commitments.

3.6. GENERAL ROUTER OPPORTUNITIES - Tellabs agrees to first consider Riverstone's product line prior to considering other third party products in any situation in which Tellabs considers reselling or otherwise recommending to a customer for sale, a product with advanced routing features. In such situation, special consideration will be given to Riverstone unless Riverstone is unable to deliver a product capable of providing the required capabilities at the required price point.

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3.7.  MARKETING/DEVELOPMENT COMMITMENTS - Tellabs agrees to commit at least
      [ * ] to the marketing of the Products in [ * ]. Riverstone agrees to commit at least [ * ] to the development of CMTS Products for Tellabs in [ * ].

4.  PRODUCTS AND PRICING:

4.1 PRODUCTS - Products shall include any product introduced by Riverstone during any term of this Agreement that enhances or is the functional equivalent or replacement for any Product.

4.2 NEW PRODUCTS - New products may be added to Exhibit A and become Products by written agreement of the Parties, provided however that the Products referred to in Section 4.1 shall automatically be added to Exhibit A.

4.3 PRODUCT DEVELOPMENT - Except as otherwise provided in this Agreement, including but not limited to in the provisions of Exhibits F and G hereto, product development and manufacturing for the Products will be performed by Riverstone. In the event that Tellabs proposes new versions of line cards for the Products that Riverstone declines to develop, Tellabs will have the right [ * ]. Riverstone agrees that modifications requested by Tellabs may require software modifications, both in line card and in non-line card software. Riverstone will have the first right to perform the development of new Product line cards that are [ * ]. Tellabs will have the right to develop new line cards for installation into the Products, other than a [ * ], that are substantially based upon [ * ]. The parties will follow the procedures set forth in Exhibit G and will develop mutually agreed procedures that ensure that developments by Tellabs are adequately tested and integrated into the Products.

4.4 MANUFACTURING - Except as set forth herein or as otherwise expressly agreed, Riverstone will manufacture the Products. Tellabs will be entitled to manufacture line cards when it has [ * ]. Any line cards manufactured by Tellabs will require a license fee as well as the purchase of the backplane ASICs. Riverstone agrees to sell the backplane ASICs to Tellabs at [ * ]. The license fee will be agreed upon [ * ] of the Tellabs' net discounted selling price of the card. The license fees paid to Riverstone will not be included in the calculation of "actual purchases" pursuant to Sections 3.4 and 3.5. Riverstone will not be obligated to provide service or support for any line cards manufactured by Tellabs, other than Third Level Support for the backplane ASICs and related software provided by Riverstone.

4.5 WITHDRAWAL OF PRODUCTS - Riverstone shall have the right to cease production and withdraw any Product from Exhibit A, subject to the last sentence of this Section 4.5, provided Riverstone gives Tellabs a written "Product Withdrawal Notice" at least six (6) months prior to the effective date of the withdrawal. Tellabs may, within sixty (60) days after receipt of a Product Withdrawal Notice, submit a single, non-cancelable "Last Buy" Order for the affected Product prior to the Effective Date of the withdrawal. Riverstone shall not be obligated to accept any Last Buy Order which exceeds one hundred and fifty (150%) percent of the Product units that Tellabs ordered during the twelve (12) month period prior to the date of the relevant Product Withdrawal Notice. Riverstone agrees not to cease production of any Product as long as [ * ].

4.6 SOFTWARE AND FIRMWARE - All Licensed Software and Software incorporated in any Product shall not be sold but shall be provided to Tellabs and its customers subject to a use license. Tellabs may license Software Upgrades to Products for distribution to End Users upon payment of the applicable Software Upgrade license fee.

4.7 RE-BRANDING OF PRODUCTS - The re-branding specifications for each Product, including external color and markings are set forth in Exhibit B to this Agreement. No changes to the re-branding specifications shall be effective unless contained in a written amendment to this Agreement executed by authorized representatives of each Party. In full consideration for Tellabs' portion of the expenses to be incurred by Riverstone in satisfaction of the re-branding specifications set forth in Exhibit B, Tellabs shall make a nonrefundable payment of [ * ] to Riverstone within thirty (30) days of the execution of this Agreement.

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4.8   PRODUCT MODIFICATIONS - In the event Riverstone intends to modify a
      Product Specification affecting its form, fit, interoperability or function, subject to the last sentence of this section, Riverstone shall notify Tellabs of the modification in writing no later than six months (6) months prior to the effective date of the modification. Based upon information from Tellabs, Riverstone will make reasonable efforts to mitigate the impact of any modification on Tellabs, including consideration of changes to the modification and allowing Tellabs to make a final purchase of the unmodified Products, provided that Riverstone shall retain the sole right to make the final decisions whether to make such modification. Orders for any final purchase of unmodified Product shall be placed within sixty (60) days after the date of the notice. for delivery prior to the effective date of the modification. Riverstone agrees not to cease production of the unmodified version of any Product as long as [ * ].

4.9 PRICES - During the term of this Agreement, Tellabs may purchase Products at prices no greater than those described in Exhibit A to this Agreement. The prices set forth in Exhibit A shall at all times be [ * ]. All dollar amounts referred to in this Agreement are United States dollars.

4.10 PRICE CHANGES - Upon the written request of either Party, the Parties shall meet, within at least 60 days of the date of such notice, to consider and negotiate in good faith requested changes in Product prices.

4.11 PRICE DECREASES - In the event Riverstone determines to lower the price of a Product, the price decrease shall apply to all Products on order by Tellabs but not shipped as of the effective date of the decrease. Riverstone acknowledges that market pressures may require that Riverstone reduce its prices in order to make the selling price for the Products competitive.

4.12 PRICE TERMS - Prices for all Products are F.O.B. the shipping dock of the manufacturing facility at which the Products were produced or Riverstone's distribution facility, with Tellabs fully responsible for all costs of transportation, insurance, taxes, customs duties, landing, storage and handling fees, and documents or certificates required for exportation or importation.

4.13 QUALITY ASSURANCE AND FIRST ARTICLE INSPECTION - Products shall be manufactured by or for Riverstone in facilities that meet EN ISO 9001 or EN ISO 9002 standards. Riverstone will provide Tellabs, with up to 5 units of each Product ("First Articles") for inspection and testing to verify the Product's workmanship and conformance to its functional specifications. Within 90 days after its receipt of each First Article, Tellabs shall either: (i) provide Riverstone written notice of approval for volume shipment; or (ii) return the First Articles and provide Riverstone with a detailed failure report. In the event of a failure, Riverstone will use commercially reasonable effort to correct any problems found and provide the Tellabs with an upgraded First Articles for inspection and testing pursuant to this Section. After Tellabs has approved volume shipment, any Product failure shall be dealt with pursuant to the terms of Article 8 of this Agreement. [ * ]

5.  ORDERING & SHIPMENT:

5.1 PURCHASE ORDERS - All Product Orders from Tellabs shall be dated and reference the contract number of this Agreement. No additional or different terms on the face or reverse side of any purchase order, or in any written communications from Tellabs shall supercede or amend the terms of this Agreement, unless such terms are agreed upon in advance, set forth in writing and signed by an authorized representative of each Party.

5.2 ISSUANCE AND ACCEPTANCE - Each Order shall contain: (i) a complete list of the Products to be purchased specifying quantity, type, description and price; (ii) shipment and delivery instructions; and (iii) any special terms and conditions agreed to in writing by the Parties. Riverstone agrees to receive Orders placed by Tellabs via electronic document transfer, facsimile, or hard copy only. Verbal or telephone orders must be followed promptly by one of the transmission means described above. All Orders are subject to acceptance by Riverstone, and Riverstone may reject Orders in its reasonable discretion, provided however that (i) firm Orders are deemed automatically accepted by Riverstone and Riverstone shall not have the discretion to reject a firm Order given pursuant to the Tellabs forecast, subject to subsection (ii) hereof; and (ii) increases to firm Orders placed by Tellabs, whether in a forecast or not, are subject to acceptance by Riverstone. Notwithstanding the foregoing,

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      Riverstone shall not be obligated to accept more than $2 million of
      Products from the first three (3) months of the first forecast received from Tellabs after the Effective Date.

5.3 RIGHT TO RESCHEDULE - Tellabs may reschedule the date of the shipment of any Order once without penalty provided that Riverstone receives written notice at least thirty (30) days prior to the scheduled shipment date requesting shipment on a date within ninety (90) days after the original shipment date.

5.4 DELIVERY SCHEDULE - Riverstone will deliver all Products in accordance with the Product delivery date specified in the Tellabs' Order as accepted by Riverstone, provided that Riverstone reserves the right, at its sole discretion, to make partial shipments. When Products or component parts are in short supply, or on an industry wide allocation, Riverstone will allocate its available inventory and make deliveries on an equitable basis that takes into account Tellabs' expected contribution to Riverstone's revenue. Provided that the allocation complies with the foregoing standard then the allocation shall be made without liability to Tellabs on account of the method of allocation chosen or its implementation. Tellabs shall be relieved of any obligation to purchase Products or to pay penalties to the extent of any such allocation.

5.5. QUANTITIES - Products must be ordered for shipment in quantities no less than those shown on Exhibit A to this Agreement.

5.6. NO RIGHT OF RETURN - Tellabs shall have no right to return except as provided in Section 8 and Riverstone shall have no obligation to repurchase Products sold under this Agreement.

5.7. CARRIER & RISK OF LOSS - Products will be shipped by the carrier designated in writing by Tellabs. In the absence of specific shipping instructions from Tellabs, Riverstone may designate the carrier. In no event, however, shall Riverstone be liable for the shipment, nor shall the carrier be deemed to be an agent or representative of Riverstone. Title to Products and risk of loss shall pass to Tellabs upon Riverstone's delivery to the designated carrier.

5.8. PACKING - Products shipped by Riverstone will be packed and packaged according to Riverstone's then current packaging methods. Special packaging or packing requirements shall be quoted by Riverstone and mutually agreed to in advance.

6.  SOFTWARE LICENSE TERMS:

6.1 LICENSE GRANT - Riverstone hereby grants Tellabs a nontransferable (except to End Users in compliance with the terms hereof), nonexclusive license to use and distribute Software solely for use by End Users in and in connection with their use of Products.

6.2 PROTECTION OF SOFTWARE - Tellabs agrees not to modify, decompile or disassemble Software except as expressly permitted by applicable law or the terms of this Agreement and agrees not to lend, rent, lease, sublicense, or otherwise transfer Software in any form to any person except in accordance with this Agreement. Tellabs will use its best efforts to protect Software and any copies or portions thereof from unauthorized reproduction, publication, disclosure or distribution.

6.3 DISTRIBUTION OF SOFTWARE PRODUCT - Licensed Software may only be distributed subject to appropriate End-User software license terms and conditions. Tellabs shall distribute and shall use all commercially reasonable efforts to require Resellers to distribute Software pursuant to a license agreement substantially in the form of the Exhibit E with every copy of Licensed Sofware distributed under this Agreement.

7  PAYMENT:

7.1 PAYMENT TERMS - Riverstone's payment terms are net thirty (30) days from the date of Riverstone's invoice, but in no event earlier than 20 days after Tellabs actual receipt of the Products. Invoices may not be sent any earlier than the date of shipment. Tellabs shall promptly pay all invoices and amounts due and maintain satisfactory credit arrangements with Riverstone. All payments shall be made in United States dollars.

7.2 DELINQUENCY - If Tellabs is delinquent in payment, Riverstone may refuse to accept any new Orders, or may cancel or delay shipment on existing Orders. Riverstone may also rescind Tellabs' credit terms and demand payment on either a pre-paid or

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      delivery basis. Unless there is a legitimate dispute concerning an invoice, interest will accrue on delinquent amounts at the lesser of the maximum rate permitted by law or one and one half percent (1 1/2 %) per month from the due date.

8   WARRANTY TERMS:

8.1 PRODUCT WARRANTY - Riverstone warrants that Products purchased under this TellabsAgreement will conform to the Product Specifications applicable as of the date of Tellabs' Order throughout the Warranty Period.

8.2 REPAIR OR REPLACEMENT - Riverstone shall use commercially reasonable efforts to, at its option, repair, replace or issue a credit equal to the purchase price for Products that fail to meet the applicable Product Specifications during the Warranty Period.

8.3 RETURN, REPAIR OR REPLACEMENT PROCEDURES - Products shall be returned for repair or replacement as follows:

      8.3.1 Tellabs shall pay all transportation charges for Products returned to Riverstone under these product warranty terms. Riverstone will pay all transportation charges back to the Tellabs or End User. In the event that no warranty repair or replacement is required, Riverstone reserves the right to charge Tellabs for the transportation incurred by Riverstone in returning the Product.

      8.3.2 The return of all Products shall be controlled under a Return Material Authorization ("RMA") system maintained by Riverstone. Tellabs must obtain an RMA-number prior to returning any Products to Riverstone and supply Riverstone with the following information:
             (a) End User identification; (b) Product serial number; and (c) information relating to the failure, including system setup and other failure details.

      8.3.3 Returned Products must be packaged and shipped to Riverstone using packing materials sufficient to prevent either accidental opening of the carton or damage to the Product resulting from normal handling during shipment. Tellabs is responsible for shipping charges. Riverstone will pay shipping costs and bear the risk of loss of returning repaired or replaced Products to Tellabs.

      8.3.4 If it is not possible to repair or rework the returned Products within fifteen (15) Business Days, a replacement Product will be shipped to Tellabs without cost. If reasonably requested by Tellabs or its customers, Riverstone will provide repair reports for repaired or reworked Products.

8.4 EPIDEMIC FAILURE: In the event that 5% or more of the shipments received by Tellabs during any 30 day period are defective, an Epidemic Failure situation will be deemed to exist. In such case, at Tellabs' option, Riverstone will be obligated to replace 100% of that shipment and will bear all costs associated with the field replacement of such units.

8.5 WARRANTY DISCLAIMER - EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO OTHER WARRANTY, EXPRESS OR IMPLIED SHALL APPLY. RIVERSTONE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      Tellabs will notify all End Users and Resellers of the disclaimer of implied warranties of merchantability and fitness for a particular purpose and shall include such notice in all of Tellabs' agreements with End Users and Resellers.

9.  SERVICE

9.1 END USER SUPPORT - Tellabs shall provide all first and second level End User customer support for Products, as defined below, in the same manner Tellabs provides similar support for other products. Riverstone will provide third level support, according to the Technical Support Guidelines set forth in Exhibit D to this Agreement, solely to Tellabs's designated engineering personnel who are trained in the technical operation of the Product . As used herein: (i) First Level Support shall mean the provision of general product information, configuration support, collection of technical problem identification information and screening of

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      customer support requests; (ii) Second Level Support shall mean First
      Level Support plus problem isolation, defect determination and module or Product replacement, lab simulation, interoperability testing and action plan definition; and (iii) Third Level Support shall mean back-up technical support by telephone and, where appropriate, the provision of hardware and software "bug fixes" and work-arounds. Third Level Support shall include visits to customer sites for problems which cannot be resolved remotely.

9.2 TELLABS' EFFORTS - Tellabs shall use its best effort to resolve End User support problem without Riverstone's assistance and insure that all Product problems and technical inquiries are reported in a standard format. Tellabs shall cooperate with Riverstone in identification of "bug fixes" and work-arounds and the provision of Third Level Support.

9.3 TECHNICAL INFORMATION AND TRAINING - Riverstone will provide the initial technical training set forth in Exhibit A [ * ]. In addition, Riverstone will provide technical information and training with regard to each new Product or Product modification to allow Tellabs to provide Level One and Level Two Support. Unless otherwise agreed by the Parties, all training shall take place at Riverstone's facility in Santa Clara, California. Prices for training are set forth in Exhibit A. All costs and expenses of Tellabs personnel in attending Riverstone training shall be borne by Tellabs.

9.4 ADDITIONAL SUPPORT - Riverstone may agree to provide Tellabs with additional maintenance services and support pursuant to a separate agreement between the Parties.

9.5 NON-WARRANTY REPAIR - Non-warranty repair services for Products will be provided by Riverstone at a designated Riverstone facility at the prices set forth on Exhibit A under Riverstone's then standard terms and conditions. Tellabs shall also be responsible for all associated freight and insurance charges.

9.6 POST WARRANTY SERVICE AGREEMENTS - At Tellabss request, Riverstone may agree to offer post-warranty service agreements for Products to End Users on terms and conditions comparable to those in service agreements Riverstone provides on comparable Riverstone branded products. These agreements typically provide for hardware maintenance and Software Updates and Software Upgrades.

9.7 SOFTWARE UPGRADES AND SOFTWARE UPDATES - Riverstone will provide Tellabs with Third Level Support and all Software Updates and Software Upgrades issued for Products during the term hereoffor distribution to End Users who purchased Products during that period. Software Updates will be provided [ * ]. Software Upgrades will be deemed to be Products and will be ordered at the prices set forth on Exhibit A when and as ordered by the End Users.

10. INTELLECTUAL PROPERTY:

10.1 OWNERSHIP - Except as expressly stated elsewhere in this Agreement, nothing in this Agreement shall grant either party a license to use or any other right, title or interest in any Intellectual Property Rights of the other Party, and all such Intellectual Property Rights shall remain the exclusive property of such Party or its licensors. Each Party acknowledges that its unauthorized use or assertion of ownership of any Intellectual Property Right of the other Party will cause such Party or its Affiliates immediate and irreparable harm and shall entitle such Party or its Affiliates to obtain injunctive relief. Ownership of and rights to use modifications to the Products will be as set forth in this Agreement, including but not limited to in Exhibit G hereto.

11. DURATION AND TERMINATION:

11.1 TERM - The initial term of this Tellabs Agreement shall be begin on the Effective Date and shall end on December 31, 2003 unless earlier terminated pursuant to the terms of this Agreement. This Agreement shall automatically renew for additional one (1) year periods upon the same terms and conditions as set forth herein unless, within not less than thirty (30) days prior to the expiration of the then current term, either Party should notify the other of its intent not to so renew, provided however that Riverstone will not be entitled to elect not to renew the Agreement term from January 1, 2004 through December 31, 2004 if Tellabs has [ * ] during the twelve (12) month period beginning on November 1, 2002 and ending on October 31, 2003,

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      and Riverstone will not be entitled to elect not to renew the Agreement term from January 1, 2005 through December 31, 2005 if Tellabs has [ * ] during the twelve (12) month period beginning on November 1, 2003 and ending on October 31, 2004.

11.2 TERMINATION FOR CAUSE--This Agreement may be terminated upon the occurrence of any of the following events: (i) by Riverstone, immediately upon written notice, should Tellabs fail to pay any undisputed sums due hereunder within ten (10) days of the due date thereof, or within five (5) Business Days of receiving notice from Riverstone that the payment is overdue, whichever is later; or (ii) by either Party should the other Party commit a material breach of any obligation under this Agreement and fail to cure such material breach within thirty (30) days after written notice to the defaulting party (hereinafter the "Default Notice"); or
      (iii) by either party, immediately, upon the insolvency of the other party, the appointment of a liquidator, receiver, administrative receiver or administrator. The failure by Tellabs to purchase the minimum quantities set forth in Section 3.4 shall not be deemed to be a material breach if Tellabs complies with the provisions of Section 3.5 by paying the applicable penalties set forth therein.

11.3 EFFECTS OF TERMINATION - Upon any termination of this Agreement prior to its expiration at the end of the term or any extension thereof due to Riverstone's breach, Tellabs shall: (i) refrain from submitting additional Product Orders; (ii) promptly pay for any Products which Tellabs has ordered and which have been delivered but which have not yet been paid; and (iii) require Riverstone, at Tellabs' sole discretion, to repurchase at the invoice price all or any portion of the Products in Tellabs' inventory. Tellabs shall pay all shipping charges for Products returned.

      Upon any termination of this Agreement due to Tellabs breach, Tellabs shall: (i) refrain from submitting additional Product Orders; (ii) promptly pay for any Products which TELLABS has ordered and which have been delivered but which have not yet been paid; and (iii) allow Riverstone, at Riverstone's sole discretion, to repurchase all or any portion of the Products in Tellabs' inventory at the invoice price. Tellabs shall pay all shipping charges for Products returned.

      Upon expiration of this Agreement at the end of its term or any extension thereof as set forth in Section 11.1, Tellabs shall: (i) refrain from submitting additional Product Orders; and (ii) promptly pay for any Products which Tellabs has ordered and which have been delivered but which have not yet been paid.

11.4 POST-TERMINATION SUPPORT - The termination or expiration of this Agreement shall not relieve Riverstone of its Warranty obligations under Article 8 of this Agreement with regard to Products sold by Tellabs to End Users prior to the date of termination, and Riverstone shall continue to provide the technical support described Article 9 of this Agreement for one (1) year following the date of termination.

11.5 TERMINATION AFTER CHANGE IN CONTROL - In the event of a sale of substantially all of the stock or assets of Riverstone or an applicable major division, unit or subsidiary of Riverstone ("Change in Control"), the following rights will apply:

      11.5.1 If the Change in Control is to [ * ] Tellabs will have the right, exercisable no earlier than ninety (90) days and no later than one hundred and twenty (120) days after the closing of the Change in Control, to terminate this Agreement and to exercise the rights set forth in Section 11.5.3 below for a period of one year from the date of termination of the Agreement.

      11.5.2 In the event of any other Change in Control, if there is a material breach of the Agreement by Riverstone or its successor or assignee after the Change in Control, Tellabs may elect to terminate the Agreement for cause pursuant to Section 11.2 and to also exercise the rights set forth in Section 11.5.3 below for a period of one year from the date of termination of the Agreement.

      11.5.3 In the circumstances described in Sections 11.5.2 and 11.5.3 above, Tellabs shall have the right to place orders for Products as such products exist as of the date of termination on the entity that has manufactured such products for Riverstone.
              Notwithstanding any other provision of this Agreement,

              Riverstone shall not be required to provide any service or support with regard to Products purchased by Tellabs from the manufacturer pursuant to this Section 11.5.3.

      11.5.4 Nothing in this Article 11 relating to the post-termination obligations of the parties shall limit the remedies that either Party may have in law or in equity.


12.  CONFIDENTIAL AND PROPRIETARY  INFORMATION:

12.1 DISCLOSURE OF INFORMATION - It is expected that Riverstone and Tellabs may each disclose to the other proprietary or confidential information. For purposes of the following, the Party disclosing the Confidential Information is the "Discloser" and the Party receiving the Confidential Information is the "Recipient".

12.2 CONFIDENTIAL INFORMATION_- "Confidential Information" shall mean any and all information of the Discloser that is not generally known by others with whom it competes or does business, and any and all information, publicly known in whole or in part or not, which, if disclosed would assist in competition against Discloser. Confidential Information includes without limitation such information relating to: (i) the technical specifications of the Products; (ii) the development, research, testing, marketing and financial activities of the Discloser; (iii) the identity and special needs of the customers or suppliers of the Discloser; and (iv) the people and organizations with whom the Discloser has business relationships and those relationships.

12.3 OWNERSHIP AND NON-DISCLOSURE - All Confidential Information acquired by Recipient or its employees or agents shall remain Discloser's exclusive property, and Recipient shall use its best efforts (which in any event shall not be less than the efforts Recipient takes to ensure the confidentiality of its own proprietary and other confidential information) to keep, and have its employees and agents keep, any and all such information and data confidential, and shall not copy or publish or disclose it to others, or authorize its employees, or agents or anyone else to copy, publish, or disclose it to others, without Discloser's prior written approval, and shall return such information and data to Discloser at its request. Recipient shall only use any Confidential Information in connection with its performance under this Agreement.

12.4 EXCEPTION - The confidentiality provisions in this Section will not apply to information which is or which becomes generally known to the public by publication or by any means other than a breach of duty on the part of the Recipient hereunder or is released by Discloser without restriction or is released pursuant to judicial or governmental decree.

12.5 POST TERMINATION - Except to the extent necessary to fulfill ongoing product support obligations or to exercise any rights granted hereunder which survive termination or as otherwise provided herein, upon termination or expiration, (i) Tellabs shall deliver to Riverstone all material furnished by Riverstone which is deemed confidential hereunder and shall not retain copies of the same, and (ii) Riverstone shall deliver to Tellabs all material furnished by Tellabs, which is deemed confidential hereunder and shall not retain copies of the same.

13. INTELLECTUAL PROPERTY CLAIMS:

13.1 INDEMNIFICATION BY RIVERSTONE - Riverstone shall defend, at Riverstone's expense, any claim brought against Tellabs, its Resellers or End Users (a "Claim Defendant") alleging that any Riverstone Product acquired or licensed under this Agreement (or the underlying technology) infringes a patent, copyright, trade secret, mask work right or any other intellectual property right (hereinafter a "Claim"). Riverstone shall pay all costs and damages awarded or agreed to in settlement, provided that the Claim Defendant gave Riverstone prompt written notice of the Claim, reasonable assistance and sole authority to defend or settle the Claim. Riverstone shall obtain for the Claim Defendant, the right to continue using the Product, or replace or modify the Product so it becomes non-infringing. If the remedies set forth in the preceding sentence are not reasonably available, Riverstone shall grant Tellabs a credit for the Product normally depreciated and have Tellabs return the Product to Riverstone. Riverstone shall not have any liability if the alleged infringement is based upon the use, license or sale of the Product in combination with other products, including software not furnished by Riverstone if the use, license or sale of the Product alone would not have constituted an infringement. This is Riverstone's entire liability and Tellabs exclusive remedy for intellectual property Claims.

13.2 REPRESENTATION AND INDEMNIFICATION BY TELLABS - Tellabs represents and warrants that it is the owner or licensee of all Tellabs Brands and agrees that Riverstone shall have no responsibility for the protection or maintenance of Tellabs' rights in Tellabs Brands, provided that Riverstone has used the Tellabs Brands only in strict compliance with the terms of this Agreement. Tellabs shall hold Riverstone harmless from and defend, at Tellabs' expense, any claim brought against Riverstone alleging that any Tellabs Brand infringes the trademark, trade name or any other intellectual property right of a third party (a "Brand Claim") provided that Riverstone's use of the Tellabs Brands was in strict conformity with the terms of this AGREEMENTS. Tellabs shall pay all costs and damages awarded or agreed to in settlement, provided that the Riverstone gave Tellabs prompt written notice of the Brand Claim, reasonable assistance and sole authority to defend or settle the Brand Claim. Riverstone shall not be entitled to use or distribute the Tellabs Brands or any product bearing any of the Tellabs Brands except to Tellabs.

14.  LIMITATION OF LIABILITY:

14.1 LIMITATION OF LIABILITY - IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS, OR EMPLOYEES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF DATA OR PROFITS OR ATTORNEY'S FEES, WHETHER CLAIMED BY REASON OF BREACH OF WARRANTY, IN TORT OR OTHERWISE, AND WITHOUT REGARD TO THE FORM OF ACTION IN WHICH SUCH CLAIM IS MADE.

15.  DISPUTE RESOLUTION:

15.1 CONSULTATION AND REVIEW - The Parties shall make good faith efforts to resolve all disputes arising under this Agreement through consultations. If consultations are unsuccessful in resolving any dispute, either Party may request a senior management review. Within ten (10) Business Days of any such request, designated vice presidents of Riverstone and Tellabs will meet in a mutually acceptable fashion to exchange relevant information and attempt to resolve the dispute.

16.  GENERAL TERMS:

16.1 COMMERCIAL USE- Riverstone shall not be responsible for any damages caused by the use of Products in critical safety systems or nuclear facilities.

16.2 IMPORT AND EXPORT - Certain Products may be subject to export or import control laws and regulations of the U.S. government and other governments. Both Parties agree that they and their respective Resellers will comply with those regulations at their expense whenever they export or re-export controlled products or technical data obtained from the other Party or any product produced directly from the controlled technical data. Each Party shall hold harmless and indemnify the other Party from any damages, including attorneys''' fees, and any government sanctions resulting to the other Party from a breach of this Section.

16.3 UNITED STATES GOVERNMENT RESTRICTED RIGHTS - All Software shall be licensed to End Users which are US governmental entities will be subject to the following: "The enclosed Product (a) was developed solely at private expense; (b) contains "restricted computer software" submitted with restricted rights in accordance with section 52.227-19 (a) through
      (d) of the Commercial Computer Software-Restricted Rights Clause and its successors, and (c) in all respects is proprietary data belonging to Riverstone and/or its suppliers. For Department of Defense units, the Product is considered commercial computer software in accordance with DFARS section 227.7202-3 and its successors, and use, duplication, or disclosure by the government is subject to restrictions set forth herein."

16.4 ASSIGNMENT - This Agreement is not assignable or transferable in whole or in part by either party without the prior written consent of the other party, provided however that either Party may assign this Agreement without the other Party's consent, to any Affiliate, including a foreign sales corporation, or to any person or entity which acquires substantially all of the stock of such Party or the assets of such Party, or any applicable major division, unit, or subsidiary of such Party, provided the assignee agrees in writing to be bound by all of the terms and conditions hereof. Either Party may subcontract its obligations under this Agreement provided that such Party shall remain ultimately liable for the performance of subcontractor.

16.5 CONFIDENTIALITY OF AGREEMENT - The Parties acknowledge and agree that the terms of this Agreement are confidential, and may not be provided or disclosed to third parties without the other Party's consent.

16.6 WAIVER AND SEVERABILITY - A Party's failure to enforce any provision of this Agreement shall not be deemed a waiver of that or any other provision of this Agreement. If any provision of this Agreement has been declared illegal, invalid or unenforceable, the provision shall be construed to be enforceable to the maximum extent permitted and, if not, shall be deemed deleted from this Agreement, provided that if such construction or deletion substantially alters the commercial basis of this Agreement, the Parties shall negotiate in good faith to amend the provisions of this Agreement to give effect to their original intent.

16.7 FORCE MAJEURE - Except in the case of the failure to pay any amounts due hereunder, neither Party shall be liable for any damages or penalties for delay in delivery nor for failure to give notice when such delay is due to the elements, acts of God, acts of the other Party, acts of civil or military authority, fires, or floods, epidemics, quarantine restrictions, war, riots, strikes, lockouts or other labor disputeswhich are beyond the reasonable control of the delayed Party. The delivery date shall be considered extended by a period of time equal to the time lost because of any delay that is excusable under this provision.

16.8 SURVIVAL - Appropriate provisions of this Agreement, including but not limited to the following to the extent appropriate, shall survive the expiration or termination of this Agreement: Definitions; Ordering and Shipment; Software Terms; Payment; Warranty Terms; Intellectual Property; Duration and Termination; Confidential and Proprietary Information; Limitation of Liability; Import and Export; Confidentiality of Agreement, Waiver and Severability and Laws. 16.9

16.9 LAWS -This Agreement shall be governed by the laws of the State of New York, U.S.A., regardless of the laws that might otherwise govern under applicable conflicts and choice of laws principles. Any Action against either Party must be brought within twelve (12) months after the cause of action arises.

16.10 RELATIONSHIP OF THE PARTIES - Except as expressly provided in this Agreement, neither Party shall, or will hold itself out as, the representative, agent, commission-sales agent, franchisee or employee of the other for any purpose. This Agreement creates no relationship of joint venture, franchise or partnership, and neither Party has any right or authority to assume or to create any obligation or responsibility on behalf of the other Party. All agreements relating to the sale of the Products and Services provided by Tellabs to its customers are Tellabs' exclusive responsibility. Each Party shall indemnify against and hold the other Party harmless from, any and all claims, damages or legal proceedings and associated costs of whatever nature, relating to the performance by such Party of this Agreement arising out of the acts or omissions of such Party, its employees, servants, Resellers or agents.

16.11 ENTIRE AGREEMENT - This Agreement, its Exhibits and attachments, including all documents which are incorporated by reference, constitute the entire and only understanding between the Parties. Unless otherwise provided herein, no modifications to this Agreement shall be binding on either Party unless made in writing and signed by duly authorized representatives of both Parties. In the event of any conflict between this Agreement, and any Addendum, Exhibits, or other attachments, the terms of this Agreement shall govern, unless the Addendum, Exhibit or attachment specifically states that it is being entered into notwithstanding a contrary term elsewhere, in which case the Addendum, Exhibit or attachment shall govern.

16.12 THIRD-PARTY FINANCING - In the event Tellabs obtains financing in any form whatsoever for the purchase of Products under this Agreement and there is a conflict between the provisions of any such financing agreement and this Agreement, the terms of this Agreement (other than Payment) shall govern.

16.13 NOTICES - Where electronic communication is available, Riverstone and Tellabs may communicate with each other by electronic means. Riverstone and Tellabs agree that when electronic communications are used, they are the equivalent of written and signed documents except for Notices given under this Agreement which if transmitted electronically, shall also be sent via facsimile transmission (with a copy by U.S. mail or overnight courier (signature required)). Notices shall be deemed effective upon receipt or refusal to accept delivery. All such notices shall be in English, shall reference this Agreement and shall be addressed as follows:

      If to Riverstone:
      Riverstone Networks, Inc.
      5200 Great America Parkway
      Santa Clara, CA 95054 USA
      Attention: Chief Financial Officer
      Facsimile Number:  (408) 878-6501
      With a copy to:
      Riverstone Networks, Inc.
      5200 Great America Parkway
      Santa Clara, CA  95054 USA

      Attention:  Manager, Legal Department
      Facsimile Number: (408) 878-6501

      If to TELLABS:
      Tellabs Operations, Inc. 4951 Indiana Avenue, Lisle, Il 60532
      Attention:  General Counsel
      Facsimile Number: 630 512 7293
      With a copy to:
      Sr. Vice President and General Manager Broadband Access Group



IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Riverstone Networks, Inc.                TELLABS OPERATIONS, Inc.

By:   /s/ Romulus S. Pereira             By:   /s/ Brian J. Jackman
      --------------------------------         ------------------------------
Name: Romulus S. Pereira                 Name: Brian J. Jackman
      --------------------------------         ------------------------------
Title: CEO                               Title: President
      --------------------------------         ------------------------------
Date: 11/17/00                           Date: November 17, 2000
      --------------------------------         ------------------------------

[Confidential Treatment]

-----------------------------------------------------------------------------------------------------------------------------------
                                             Tellabs/Riverstone Price List (Exhibit A)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 First Article
                                                                                        Standard    & Lab
Tellabs         Tellabs        Riverstone                                               Transfer   Equipment   Riverstone   Minimum
Module #       Ordering #       Part #    Rev.  Description                              Price      Price      List Price   Quantity
-----------------------------------------------------------------------------------------------------------------------------------
                                                 RS 8000 and RS8600 Common Control
-----------------------------------------------------------------------------------------------------------------------------------
81.ABCD         77.ABCD         G86-CHS         "RS 8600. 16 slot base system,
                                                including chassis, switch fabric module,
                                                backplane and modular fan."             [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G80-CHS         "RS 8000. 8 slot base system,
                                                including chassis, backplane and
                                                modular fan"                            [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G86-PAC         AC Power Supply for the RS 8600.        [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G86-PDC         DC Power Supply Module for the RS 8600  [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G80-PAC         AC Power Supply Module for the RS 8000  [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G80-PDC         DC Power Supply Module for the RS 8000  [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-CM2-128     RS 8x00 Control Module 2 with
                                                128 MB memory                           [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-CM3-256     RS 8600 Control Module 3 with
                                                256 MB memory                           [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G86-SWF         RS 8600 Switch fabric module.
                                                One module ships with the base
                                                system (RS-16). Order only if second
                                                is required for redundancy.             [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G86-FAN         RS 8600 Fan Tray Module
                                                (Field Replacement Unit)                [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G80-FAN         RS 8000 fan tray module.
                                                (Field Replacement Unit)                [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------

[Confidential Treatment]

-----------------------------------------------------------------------------------------------------------------------------------
                                                 RS 8000 and 8600 Ethernet Modules
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-GLHB8-02    2-Port 1000 Base-LLX (Long Haul)
                                                Module via SC connector with
                                                16MB Memory (70KM); Build to order.     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-GLXB9-02    2-Port 1000 Base-LX Module via
                                                SC connector with 16 MB Memory          [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-GSXB1-02    2-Port 1000 Base-SX Module via
                                                SC connectors with 16 MB Memory         [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-GTXB2-02    2-Port 1000 Base-T Module via
                                                Category 5 RJ-45 with 16 MB Memory      [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-HFXA1-08    "8 port 100 Base-FX module, MMF
                                                SC ports, and 16 MB of memory
                                                (supporting up to 2,000,000 flows
                                                per RS system)."                        [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-HTXA2-08    "8 port 10/100 Base-TX module,
                                                Cat 5 RJ-45 ports, and 16 MB of
                                                memory (supporting up to 2,000,000
                                                flows per RS system)."                  [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-HTXB2-16    16-Port 10/100 TX Module via
                                                Cat 5 RJ-45 with 16 MB Memory           [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------

[Confidential Treatment]

-----------------------------------------------------------------------------------------------------------------------------------
                                                RS 8000 and 8600 WAN Modules
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-HSIAC-02    2 port HSSI module                      [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-SECAC-04    4 port Serial module with compression   [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-SCEAC-04    4 port Serial module with compression
                                                and encryption.                         [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-DE1BM-04    "2-slot Multirate WAN Module for
                                                RS 8x00, requires WICs to support
                                                different interface rate (max of
                                                2 per card). Support 4 DS1 with
                                                2 WICT1-12"                             [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                WICT1-12        2 ports T1 WAN Interface card           [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-CT3BB-02    2-port channelized T3 line card
                                                for RS 8x00                             [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-A03BM-02    2 port ATM base module; requires
                                                Physical Modules for connectivity
                                                (2 per base module)                     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                AIC-67          1 port DS-3/T3 Physical Module (Coax)   [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                AIC-77          1 port E-3 Physical Module (Coax)       [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                AIC-21          1 port OC-3c MMF Physical Module;
                                                SC connector                            [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                AIC-29IR        1 port OC-3c SMF-IR Physical Module;
                                                SC connector                            [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-P03B1-04    4 port OC-3c/STM-1 Packet over
                                                SONET/SDH MMF module; MT-RJ connectors  [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-P03B9-04    4 port OC-3c/STM-1 Packet over
                                                SONET/SDH SMF-IR module;
                                                MT-RJ connectors                        [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-P12B1-02    2 port OC-12c/STM-4 Packet over
                                                SONET/SDH MMF module; SC connectors     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-P12B9-02    2 port OC-12c/STM-4 Packet over
                                                SONET/SDH SMF-IR module; SC connectors  [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                "G8M-A12B1-02"  1 + 1  OC-12c/STM-4 ATM MMF module      [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-A12B9-02    1 + 1  OC-12c/STM-4 ATM  SMF-IR module  [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                G8M-CMTSA-4x1   1 X 4 DOCSIS CMTS module                [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                TBD             1 X 6 DOCSIS CMTS module                [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                TBD             1 X 4 EURODOCSIS CMTS module            [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                TBD             1 X 6 EURODOCSIS CMTS module            [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                TBD             Channelized STM-1 Module                [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
[ * ]
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


[Confidential Treatment]

-----------------------------------------------------------------------------------------------------------------------------------
                                                RS 8000 and RS 8600 Software Items
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-PCM8        "RS 8x00 and 32000  8MB PCMCIA card
                                                (ships with SYS-OS, second required
                                                for redundant CM configuration)"        [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-MEM128      CM2 memory upgrade kit
                                                (For CM2 series only)                   [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-OS          "RS Router Services: Include IP
                                                Routing (RIPv2, OSPF,BGP),
                                                QoS services. One required with
                                                every RS chassis, shipped on PC card.
                                                This price also applies to SW upgrades
                                                that Tellabs may sell to
                                                exiting customers."                     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                                    RS 8000 and RS 8600 Cables
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-S449-DTE    3 meter 2 lead cable and 2 male RS449
                                                DTE (male) connectors                   [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-SV35-DTE    3 meter 2 lead cable and 2 male
                                                V35 DTE (male) connectors               [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-SX21-DTE    3 meter 2 lead cable and 2 male
                                                X21 DTE (male) connectors               [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-S530-DTE    3 meter 2 lead cable and 2 male
                                                530 DTE (male) connectors               [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                SYS-HSSI-CAB    "3 meter HSSI cable,
                                                male to male connector"                 [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Additional Product Configurations
-----------------------------------------------------------------------------------------------------------------------------------
                                            RS 2000 and RS 3000 and Associated Modules
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
                                                  RS 32000 and Associated Modules
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

[Confidential Treatment]

-----------------------------------------------------------------------------------------------------------------------------------
Additional non-Product Items
-----------------------------------------------------------------------------------------------------------------------------------
                                                        Riverstone Training
-----------------------------------------------------------------------------------------------------------------------------------
                                Tellabs         One Tellabs-only 5-day training
                                Special #1      course at Riverstone facilities
                                                for up to 12 employees.
                                                (Includes EDU-BND-203 and EDU-CMTS)     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                Tellabs         One Tellabs-only 5-day training
                                Special #2      course at Riverstone facilities
                                                for up to 12 employees.
                                                (Includes EDU-BND-203 and EDU-CMTS)
                                                (Price per Student)                     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-BAS-101     2-Day RS Switch Router
                                                Architecture and Configuration
                                                (Price per student)                     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-BAS-102     2-Day RS Switch Router Layer
                                                2 Features (Price per student)          [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-BAS-103     2-Day RS Switch Router
                                                Layer 3 Features (Price per student)    [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-BAS-104     RS Web Switch (Price per student)       [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-BND-201     3-Day Combination of EDU-BAS-101
                                                and EDU-BAS-102 (Price per student)     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-BND-202     3-Day Combination of EDU-BAS-101
                                                and EDU-BAS-103 (Price per student)     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-BND-203     "4-Day Combination of EDU-BAS-101,
                                                EDU-BAS-102 and EDU-BAS-103
                                                (Price per student)"                    [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-ADV-201     Routing with OSPF for Service
                                                Providers (Price per student)           [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-ADV-202     BGP Peering with RS Switch Routers
                                                (Price per student)                     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-ADV-203     Implementing Routing Policies with
                                                RS Switch Routers (Price per student)   [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-CST-100     "On-site training for 1-6 students
                                                (Any content, customer provided
                                                equipment) (Daily Charge)"              [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-CST-101     "On-site training for 7-12 students
                                                (Any content, customer provided
                                                equipment) (Price per student)"         [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-CST-102     Riverstone provided equipment and
                                                set-up fee for any class.
                                                (Fee per Class)                         [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-CST-103     Customization Fee (Fee per Class)       [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-4DAY        4-Day RS Course on Basic and
                                                Advanced Router Configuration
                                                (Price per student)                     [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-3DAY        "3-Day RS course on OSPF, and
                                                Basic and Advanced BGP
                                                (Price per student)"                    [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                EDU-SJC-304     1-Day CMTS Module Training for HFC
                                                Applications (Price per student)        [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------
                                                      Post-Warranty Services
-----------------------------------------------------------------------------------------------------------------------------------
                                -               Riverstone will provide Post-warranty
                                                services as direct time and material
                                                charge.  The time or labor charge
                                                reflected here is per hour.             [ * ]       [ * ]        [ * ]     [ * ]
-----------------------------------------------------------------------------------------------------------------------------------

                 Exhibit B - Product Re-branding Specifications

Products
---------
1.  Tellabs White Paint for Shelf with Tellabs Logo and Product Logo
2.  Tellabs UL, FCC, CE and Regulatory Stickers
3.  Tellabs Part Numbers and Names for all Module Labels
4. Tellabs Manufacturing Data (MAN) in Modules for List Equipment Commands and Hardware Revisions
5. Tellabs FLASH Programming and Product Acceptance Test Stations for Tellabs Factory
6.  Tellabs MAC Addresses for Modules
7.  Tellabs Serial Numbers on Modules and Shelves
8.  Tellabs Software Version Numbers on all Software
9.  Tellabs Prompts for CLI Screen
10. Tellabs Titles on all CLI Screens
11. Tellabs SNMP variables like the sysDescr and sysObjectID
12. Various Power Cords for Power Supplies Throughout the World

EMS-Related Product  (CoreWatch)
--------------------------------
1.  Tellabs Rename for Application
2.  Tellabs Software Version Numbers
3.  Tellabs Custom Help and Help Links to Web Sites
4.  Tellabs Logos and Graphics Throughout
5.  Tellabs Rename for Installation Program
6.  Tellabs Names and Part Numbers Reference for Product and Modules

Product Packaging and Shipping
------------------------------
1.  Tellabs Part Numbers and Revisions Listed on Shipping Labels/Boxes
2.  Tellabs Module Boxes with Tellabs Logos
3.  Tellabs Shipping Containers with Tellabs Logos

[Confidential Treatment]

                    EXHIBIT C - MINIMUM PURCHASE OBLIGATIONS

Quarter                            MINIMUM PURCHASE COMMITMENT
------------------------------------------------------------------------
Nov. 1, 2000 - Feb 28, 2001        $2,000,000
------------------------------------------------------------------------
Mar. 1, 2001 - May 31, 2001        [ * ]
------------------------------------------------------------------------
June 1 2001 - Aug. 31, 2001        [ * ]
------------------------------------------------------------------------
Sept. 1 2001 - Nov. 30, 2001       [ * ]
------------------------------------------------------------------------
Nov. 30, 2001 - Feb. 28, 2002      [ * ]
------------------------------------------------------------------------
Mar. 1 2002 - May 31, 2002         [ * ]
------------------------------------------------------------------------

Target for [ * ], as defined in Exhibit F is [ * ]. If delivery of this product is delayed [ * ], then between [ * ]and [ * ] TELLABS and Riverstone will work together to resolve any customer issues that arise. If delivery of this product is delayed beyond [ * ], subsequent quarterly volume commitments may, at Tellabs' option, be pushed forward until product availability. If delivery of this product is delayed beyond [ * ], Tellabs may, at its option [ * ] or negotiate with Riverstone an equitable adjustment to future volume commitments for the remainder of the term.

Target for [ * ], as defined in Exhibit F is [ * ]. If delivery of this product is delayed beyond [ * ], subsequent quarterly volume commitments may, at Tellabs' option, be pushed forward until product availability. If delivery of this product is delayed beyond [ * ], Tellabs may, at its option [ * ] or negotiate with Riverstone an equitable adjustment to future volume commitments for the remainder of the term.

Target for [ * ], as defined in Exhibit F is [ * ]. If delivery of this product is delayed beyond [ * ], subsequently quarterly volume commitments may, at Tellabs' option, be pushed forward until product availability. If delivery of this product is delayed beyond [ * ], Tellabs may, at its option [ * ] or negotiate with Riverstone an equitable adjustment to future volume commitments for the remainder of the term.

Target for [ * ], as defined in Exhibit F, is [ * ]. If completion of qualification occurs later than [ * ], up to one-half of each of the subsequent quarterly volume commitments may, at Tellabs' option, be pushed forward until the qualification process is complete. If completion of qualification is delayed more than [ * ] beyond [ * ], Tellabs may, at its option [ * ] or negotiate with Riverstone an equitable adjustment to future volume commitments for the remainder of the term.

[Confidential Treatment]

                    EXHIBIT D - TECHNICAL SUPPORT GUIDELINES

NATURE OF TECHNICAL SUPPORT - During the term of this Agreement, Riverstone will assist TELLABS in the identification and resolution of Product performance problems and errors. Riverstone's technical support shall be Level 3 Support to the TELLABS in connection with its support of its Resellers and End Users. Level 1 Support and Level 2 Support shall be the sole and exclusive responsibility of the TELLABS and its Resellers. Level 3 Support shall be provided by Riverstone only to engineering personnel designated by the TELLABS who are trained in the technical operation of the Product. Riverstone's support will be provided in accordance with the following guidelines:

1.   TECHNICAL SUPPORT

1.1 Availability - Riverstone shall provide Level 3 Support via telephone, facsimile and electronic mail twenty-four hours per day, seven days per week.

1.2 Response - TELLABS shall use reasonable efforts to attempt to resolve End User support requirements for the Products. If TELLABS cannot successfully resolve an issue within a reasonable period of time, Riverstone's technical support staff will provide assistance. Riverstone will provide an initial response to all TELLABS support requests within [ * ] (unless an earlier response is required by Section 2 below), and TELLABS and Riverstone will mutually agree, in good faith, what additional information or documentation will be required for resolution of the problem. Riverstone will provide a problem report form for TELLABS's use in reporting problems.

2.   ERROR CORRECTION

2.1. Error Definitions - "Error" means a reproducible that causes a Product not to function substantially in conformance with its specifications. Errors are classified as follows:

     Category 1: End User's network segment or management application is down or experiencing a consistent, measurable performance impact with no immediate resolution available.
     Category 2: End User is experiencing intermittent failure, performance degradation, or functionality of network or management applications. Category 3: Issues that do not affect customer's normal network or management application operation or questions concerning Product functionality or usage.

2.2. Non-Emergency Technical Support - For End User or Reseller problems not deemed by TELLABS to be an emergency, Riverstone will use its best efforts to address and resolve the problems as quickly as practicable during normal business hours. If a particular problem is not resolved within two (2) Business Days following the initial call to Riverstone, technical support managers and engineers for each Party, will discuss and work in good faith to devise and implement a satisfactory resolution. Problems regarded as non-emergencies include: (i) installation and operation problems, i.e. routine questions that can be resolved by following documentation; and (ii) deviations from documentation, omissions and known workarounds, i.e. problems that cannot be resolved by following the documentation or result from reasonable misinterpretation of the documentation.

2.3. Emergency Technical Support - Riverstone acknowledges that Category 1 and Category 2 Errors should be resolved quickly. During the applicable Warranty Period, Riverstone shall replace any defective Products or correct Errors promptly following receipt of notice from TELLABS, not to exceed the following:

     . Riverstone shall provide an initial response to Errors reported by TELLABS within [ * ] (Category 1) and within [ * ] (Category 2 and 3) and TELLABS and Riverstone shall promptly agree in good faith to any additional information and documentation that may be required to permit Riverstone to resolve such errors. The error correction period begins after TELLABS has enough information to profile the error and can recreate the error or has access to a facility where the error can be recreated. Initial response is defined as talking to a qualified Level 3 support engineer who initiates trouble-shooting.

     . Riverstone shall use its best efforts to resolve Category 1 Errors within [ * ] of receipt of notice of such Error.

     . Riverstone shall use its best efforts to resolve Category 2 Errors within [ * ] of receipt of notice of such Error.

     . Riverstone shall use its best efforts to resolve Category 3 Errors within [ * ] of receipt of notice of such Error.

      The prescribed Error correction periods above may be extended by agreement of the Parties, e.g., if resolution of problem requires hardware certification or test, or if resolution represents significant risk to the primary Product functions.

2.4. Support Reports and Evaluation - Riverstone shall provide a reporting mechanism by which TELLABS will regularly receive a detailed list of the status of all Errors reported and resolved, including a list of workarounds and bug-fixes. At least once during each calendar quarter, the Parties shall hold management-level meetings to discuss improvements in support.

3.    TECHNICAL SUPPORT HOTLINE

TELLABS shall make all requests for technical support to the following hotline telephone or facsimile number, or via the Internet to the address indicated:

  Riverstone Technical Hotline contacts as follows:
  Telephone No.  877 -RSN-TAC9
  Facsimile No.  408-878-6920
  Electronic Mail:  support @riverstonenet.com
  Riverstone may change contact telephone numbers, facsimile numbers, or Internet addresses on ten day's notice.

                                   EXHIBIT E



                           SOFTWARE LICENSE AGREEMENT
                           --------------------------


READ THIS AGREEMENT CAREFULLY NOW, BEFORE INSTALLING OR USING THIS ENCLOSED SOFTWARE. YOU AGREE THAT BY OPENING THE PACKAGE, YOU HAVE AGREED TO COMPLY WITH THESE LICENSE TERMS. (If you do not wish to enter into this Agreement, return the Software with the seal intact to Tellabs for a refund or credit.)

1. DEFINITIONS
   -----------

   This Software License Agreement (the "Agreement") relates to the CABLESPAN(TM) EMS software product included in this package, in machine readable, object code form ("Software") and the accompanying user documentation and software key included with the Software. These materials are referred to as the "Licensed Materials." Licensed Materials do not include source code.

   All references to "System" mean Tellabs network management system. All references to "Tellabs" mean Tellabs Operations, Inc., or its successor(s), with a place of business at 4951 Indiana Avenue, Lisle, Illinois 60532. All references to "Licensee" mean the owner of the applicable Network. All references to "Network" mean the operating system owned by Licensee.

2. GRANT OF LICENSE
   ----------------

   Tellabs grants to Licensee, and Licensee accepts from Tellabs, a non-exclusive , non-transferable license to use the Licensed Materials at a single site with and on a single workstation for purposes of managing a single Network owned by Licensee. Licensee may make one archival copy but may not otherwise copy the Software, use the Software concurrently with anyone or copy the user documentation.

   Licensee (i) acknowledges that the Software contains proprietary and confidential information of Tellabs (or its licensor) and agrees to safeguard its confidentiality; (ii) acknowledges that all copies of Software are the property of Tellabs or its licensor; (iii) agrees to reproduce any copyright notice or proprietary rights legends on the Software; and (iv) is prohibited from reverse engineering, disassembling, modifying, adapting, translating or otherwise obtaining source code from the object code version.

3. CONFIDENTIALITY
   ---------------

   The Licensee acknowledges that the Licensed Materials furnished by Tellabs hereunder are, and shall continue to be, proprietary property of and shall constitute trade secrets of Tellabs or its licensor. The Licensee shall, during the period of this Agreement, except to the extent the Licensed Materials are in the public domain without breach of this Agreement, hold the Licensed Materials in confidence for Tellabs, not disclose the Licensed Materials to other parties, only permit use of the Licensed Materials by its own employees in accordance with the terms hereof and inform such employees of the terms and conditions of this Agreement.

4. LIMITED WARRANTY
   ----------------

   Unless otherwise agreed to in writing by Tellabs, Tellabs warrants that the Software will substantially conform to the Tellabs specifications for the Software for a period of 90 calendar days from the date of shipment, provided that the Software is used on the workstation and with the Network equipment for which it was designed. Tellabs does not warrant that the functions contained in the Software will operate in the specific combinations which may be selected for use by the Licensee, or that the operation of the Software will be uninterrupted or error-free, or that all errors will be corrected. Tellabs will correct substantial program errors at no charge provided the defective Software is returned to Tellabs during the warranty period. If Tellabs is unable to correct such errors, Licensee may terminate this license and return all copies of the Licensed Materials, and Tellabs will refund the license fee. The user documentation is licensed "AS IS". This limited warranty is void if failure of the Software has resulted from negligence, accident, abuse or misapplication.

   NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED EXCEPT AS SET FORTH HEREIN. ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED FROM THIS WARRANTY.

   LICENSEE'S EXCLUSIVE REMEDY FOR ANY CAUSE OF ACTION ARISING OUT OF ANY DEFECTIVE SOFTWARE IS LIMITED TO REPAIR OR REPLACEMENT OF THE SOFTWARE DURING THE WARRANTY PERIOD, AT TELLABS' OPTION, OR IF TELLABS IS UNABLE TO REPAIR THE SOFTWARE, LICENSEE MAY BE ENTITLED TO A REFUND AS SPECIFIED HEREIN. UNDER NO CIRCUMSTANCES WILL TELLABS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR LOSS, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, LOSS OF USE OR LOSS OF DATA, WHETHER CAUSED BY BREACH OF CONTRACT, NEGLIGENCE, OR OTHERWISE. UNDER NO CIRCUMSTANCES WILL TELLABS' LIABILITY EXCEED THE PURCHASE PRICE OR LICENSE FEE PAID BY LICENSEE FOR THE SOFTWARE. IF YOUR JURISDICTION DOES NOT ALLOW SUCH LIMITATIONS AS WRITTEN, THE PERMISSIBLE LIMITATIONS SHALL APPLY.

   When Tellabs provides Licensee with any third party software ("Third Party Software") pursuant to this Agreement, Tellabs shall first have obtained a sublicense authorizing Tellabs to provide the Third Party Software to Licensee for Licensee's use. Third Party Software shall be provided to Licensee with the licenses, warranties, and indemnities provided to Tellabs by the licensor of the Third Party Software. If such sublicense, warranty, and indemnity rights are more restrictive than those provided herein with respect to Tellabs products, Licensee's rights with respect to the Third Party Software shall be limited to the more restrictive provisions.

5. TERMINATION
   -----------

   Tellabs may terminate this Agreement at any time, upon written notice, if Licensee breaches any of the terms hereof. Upon termination of this Agreement or in the event of breach of this Agreement, Licensee shall discontinue its use of the Licensed Materials and return the Licensed Materials (including all copies) to Tellabs, or destroy all copies, at Tellabs' option.

6. GENERAL
   -------

   Nothing contained in this Agreement shall limit, in any manner, Tellabs' right to change the Licensed Materials at any time without notice and without liability. This Agreement shall not be assigned, transferred, or modified except with the prior written consent of Tellabs. The Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, excluding its conflict of laws provisions. This Agreement constitutes the entire Agreement between you and Tellabs and supersedes any and all prior agreements between you and Tellabs concerning the Software.

7. SOFTWARE KEY
   ------------

   Attached as Appendix A is the software key for the Software. The Software will not operate without the software key. Licensee is strictly prohibited from disclosing or copying the software key. If Licensee fails to comply with this restriction, the license granted hereunder will be void and this Agreement shall terminate.

[Confidential Treatment]


                          EXHIBIT F - PRODUCT ROADMAP

[ * ]

                                   Exhibit G
                           Process for Modifications

    In the event of any conflict between the terms of this Exhibit G and the terms of Section 4.3 of the Agreement the terms of this Exhibit G will control.

1. Representatives from Riverstone and Tellabs (the "Product Committee") agree to meet at the beginning of each calendar quarter during the term hereof to discuss new features to be added to the Products and to modify the Product Roadmap which will guide the development of the Products. The initial Product Roadmap is attached as Exhibit F.

2. Tellabs shall have the right to develop new line cards for the Products, other than a [ * ], that are [ * ]. Nothing will prohibit Tellabs from independently developing a CMTS product or card (but not for integration into the Product) provided that Tellabs does not use any Riverstone confidential or proprietary information in such development.

3. Riverstone, either itself or through a third party, will [ * ] requested by Tellabs, except those which Tellabs has elected to develop pursuant to paragraph 2 above. Riverstone will notify Tellabs within 60 days of the date the Product Committee submits the feature to Riverstone [ * ]. If Riverstone [ * ], either itself or through a third party, the [ * ] be owned by Riverstone, and subject to paragraph 4 below, Riverstone will be free to make the [ * ]. If Riverstone does not [ * ] within the 60 day period, then Tellabs can:

    (i) If the feature is a software feature, [ * ]. This software feature will not be sold to any other customer for [ * ] after general availability of the feature, provided however that if [ * ] takes 6 or more months, the period [ * ] will be one (1) year. This software feature will [ * ] by Riverstone and Tellabs.

    (ii) If the feature requires a new line card, [ * ]. This line card will [ * ]. Nothing will prohibit Riverstone from independently developing a comparable or equivalent feature or line card provided that Riverstone does not use any Tellabs confidential or proprietary information in such development.

4. Certain of the features requested by Tellabs may contain Tellabs proprietary intellectual property, trade secrets or confidential information or functionality not found in the products of any other competitor (each, a "Unique Feature"). If Riverstone develops this feature pursuant to the foregoing paragraphs, either independently or with the assistance of Tellabs or a third party, the feature may be incorporated by Riverstone into the relevant Products and [ * ] during the term of the Agreement, Tellabs may specify that the license to Riverstone is subject to [ * ] Riverstone from selling any product that embodies or utilizes the feature to [ * ] from the date the product is first made generally available to Tellabs. Riverstone acknowledges that there may be situations in which Tellabs wishes to incorporate a Unique Feature in the Product and believes it needs [ * ]. In such cases, Tellabs will notify Riverstone that this situation exists when the feature is first presented to the Product Committee and before any confidential information regarding the nature, purpose, functionality or other attributes of the Unique Feature is disclosed to any Riverstone employee or representative. The parties will engage in good faith negotiations regarding such additional protections.

5. The restriction contained on Riverstone's right to sell a feature to a CMTS customer under Section 3 (i) above and the field of use restriction contained in the license from Tellabs to Riverstone under Section 4 above shall expire automatically on the date that [ * ].

6. Riverstone will provide to Tellabs such assistance and information (such as, interface information) which is necessary for Tellabs to exercise the development and other rights set forth above and in the Agreement, and shall grant to Tellabs and hereby grants to Tellabs an fully paid up, worldwide license to use such information and technology for the purpose of exercising such rights.